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                                                                    EXHIBIT 23.4





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the use of our report for The Exotic Gardens, Inc. and Kuhn Flowers, Inc. and to all references to our Firm included in or made a part of this Form S-3 Registration Statement of Gerald Stevens, Inc.

ADAIR, FULLER, WITCHER, & MALCOLM, P.A.


Ft. Lauderdale, Florida
June 2, 1999